UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2013

WageWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 577-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary and Target Bonus

On February 26, 2013, the compensation committee (the “Committee”) of the Board of Directors (“Board”) of WageWorks, Inc. (the “Company”) approved increases effective March 1, 2013, to the annual base salary and effective January 1, 2013, to the target bonus (expressed as a percentage of base salary) payable under the Company’s 2013 Bonus Plan for the Company’s principal executive officer, principal financial officer and other named executive officers as set forth in the chart below. Each named executive officer could receive bonus amounts under the 2013 Bonus Plan up to 133.75% of his or her target amount if the Company exceeds its target performance objectives in 2013. A copy of the 2013 Bonus Plan is filed with the Commission as Exhibit 10.28 to our Form 10-K (File No. 001-35232) on February 27, 2013.

Officer	Title	Base Salary	Target Bonus
Joseph L. Jackson	Chief Executive Officer	$600,000	100%
Richard T. Green	Chief Financial Officer	$330,000	60%
Edgar O. Montes	Chief Operating Officer	$320,000	60%
Kimberly L. Jackson	Senior Vice President, General Counsel & Corporate Secretary	$310,000	60%

Equity Incentive Awards

On February 26, 2012, the Committee approved awards of options to purchase shares of our common stock and awards of restricted stock units (the “RSUs”), in each case, which will become effective on March 6, 2013, to our principal executive officer, principal financial officer and other named executive officers as set forth in the table below.(1)

Officer	Title	Stock Options(2)(5)	RSUs (3)(4)(5)
Joseph L. Jackson	Chief Executive Officer	125,000	60,000
Richard T. Green	Chief Financial Officer	50,000	25,000
Edgar O. Montes	Chief Operating Officer	50,000	25,000
Kimberly L. Jackson	Senior Vice President, General Counsel & Corporate Secretary	50,000	25,000

(1)	Awards of stock options and RSUs are governed by our 2010 Equity Incentive Plan, as amended and restated (the “Plan”), a copy of which was filed with the Commission as Exhibit 10.2 to our Registration Statement on Form S-1/A (File No. 333-173709) on July 19, 2011, and the forms of award agreements approved for use thereunder, copies of which were filed with the Commission as Exhibits 10.29 and 10.30 to our Form 10-K (File No. 001-35232) on February 27, 2013.
(2)

Stock options have an exercise price equal to the closing price per share of our common stock on March 6, 2013. Stock options will vest as to 25% of the options on the first anniversary of the effective date and an additional 1/48th of the total options will vest on each of the 36 succeeding monthly anniversaries following the first anniversary of the effective date. The vesting of stock options is contingent on the recipient’s continued status as our service provider as of each applicable vesting date.

(3)	RSUs will be eligible to vest in the first quarter of the 2016 calendar year based on the Company’s achievements against its (A) average annual EBITDA margin target for the performance period and (B) compound revenue growth target for the performance period. The performance period runs from January 1, 2013 through December 31, 2015. The vesting of RSUs is contingent on the recipient’s continued status as our service provider through the applicable vesting date.
(4)	Upon a change in control prior to the determination date of the applicable achievements in footnote (3), the recipient will vest in the number of RSUs that would have vested on the date of the change in control had the award of RSUs been subject to a three-year monthly time-based vesting schedule as of the date of grant, and the remaining RSUs (if any) will vest in equal monthly installments through the three-year anniversary of the date of grant. The vesting of RSUs is contingent on the recipient’s continued status as our service provider through each applicable vesting date.
(5)	100% of any then-unvested stock options and RSUs will vest upon the recipient’s death, disability, or in the event that the recipient experiences an involuntary termination (as defined in the recipient’s award agreement) on or within a certain period of time following a change in control. In addition, upon the recipient’s death or disability, the recipient (or his or her estate) will have until the one-year anniversary of the recipient’s date of termination due to death or disability to exercise any outstanding stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

By:	/s/ Joseph L. Jackson
Name: Joseph L. Jackson Title: Chief Executive Officer and Director

Date: March 1, 2013